Exhibit 99.1
Contact: Michael Mitchell
The Medicines Company
973-290-6097
investor.relations@themedco.com
FOR IMMEDIATE RELEASE:

THE MEDICINES COMPANY REPORTS FOURTH QUARTER AND FULL YEAR 2012 FINANCIAL RESULTS

FOURTH QUARTER NET REVENUES RISE 20.6% TO $159.5 MILLION; FULL YEAR NET REVENUES RISE 15.2% TO $558.6 MILLION

PARSIPPANY, NJ, February 20, 2013 - The Medicines Company (NASDAQ: MDCO), a global biopharmaceutical company focused on advancing the treatment of critical care patients through the delivery of innovative, cost-effective medicines, today announced fourth quarter and full year financial results for 2012.

Financial highlights for the fourth quarter of 2012:

•	Net revenue increased by 20.6% to $159.5 million for the fourth quarter of 2012 from $132.2 million in the fourth quarter of 2011.

◦	Angiomax U.S. net revenue increased by 13.7% to $141.2 million in the fourth quarter of 2012 compared to $124.2 million in the fourth quarter of 2011.

◦	Angiomax/Angiox international net revenue in the fourth quarter of 2012 increased by 77.2% to $14.0 million compared with $7.9 million in the fourth quarter of 2011.

•	Net income for the fourth quarter of 2012 was $20.7 million, or $0.38 per share, compared with net income of $19.6 million, or $0.36 per share, for the fourth quarter of 2011.

•
Non-GAAP net income for the fourth quarter of 2012 was $42.9 million, or $0.78 per share, compared to non-GAAP net income of $28.7 million, or $0.52 per share for the fourth quarter 2011. Non-GAAP net income excludes stock-based compensation expense, non-cash interest expense and non-cash income taxes.

Financial highlights for the full year 2012:

•	Net revenue increased by 15.2% to $558.6 million for 2012 from $484.7 million in 2011.

◦	Angiomax U.S. net revenue increased by 10.9% to $501.7 million in 2012 compared with $452.3 million in 2011.

◦	Angiomax/Angiox international net revenue in 2012 increased by 47.4% to $46.5 million compared with $31.6 million in 2011.

•	Net income for 2012 was $51.3 million, or $0.93 per share, compared with net income of $127.9 million, or $2.35 per share, for 2011.

•
Non-GAAP net income for 2012 was $105.6 million, or $1.91 per share, compared with non-GAAP net income of $85.7 million, or $1.57 per share for 2011. Non-GAAP net income excludes stock-based compensation expense, non-cash interest expense and non-cash income taxes.

Glenn Sblendorio, President and Chief Financial Officer, stated, “In 2012, global revenue growth was driven by rapid year on year percentage growth in Europe and continued growth in the United States. Since 2010, we have been realizing the operating leverage we anticipated. Our Phase 3 R&D projects have produced positive results recently and we look forward to the oritavancin Phase 3 SOLO-2 trial completion and preparing for worldwide regulatory filings for cangrelor.”

There will be a conference call with management today at 8:30 a.m. Eastern Time to discuss fourth quarter and full year 2012 financial results, operational developments and 2013 financial guidance. The conference call will be available via phone and webcast. The webcast can be accessed at The Medicines Company website at www.themedicinescompany.com. A guidance worksheet will be posted to the front page of The Medicines Company's website..

The dial in information is listed below:
Domestic Dial In: 800 688 0836
International Dial In: 617 614 4072
Passcode for both dial in numbers: 77632519

Replay is available from 10:30 a.m. Eastern Time following the conference call through March 6, 2013. To hear a replay of the call dial 888 286 8010 (domestic) and 617 801 6888 (international). Passcode for both dial in numbers is 15572588.

About The Medicines Company
The Medicines Company (NASDAQ: MDCO) provides medical solutions to improve health outcomes for patients in acute and intensive care hospitals worldwide. These solutions comprise medicines and knowledge that directly impact the survival and well being of critically ill patients. The Medicines Company's website is www.themedicinescompany.com.

Statements contained in this press release about The Medicines Company that are not purely historical, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words "believes," "anticipates" and "expects" and similar expressions, including the Company's preliminary revenue results, are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Important factors that may cause or contribute to such differences include the extent of the commercial success of Angiomax, the Company's ability to develop its global operations and penetrate foreign markets, whether the Company's products will advance in the clinical trials process on a timely basis or at all, whether the Company will make regulatory submissions for product candidates on a timely basis, whether its regulatory submissions will receive approvals from regulatory agencies on a timely basis or at all, whether physicians, patients and other key decision makers will accept clinical trial results, risks associated with the establishment of international operations, whether the Company is able to obtain or maintain patent protection for the intellectual property relating to the Company's products; and such other factors as are set forth in the risk factors detailed from time to time in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission including, without limitation, the risk factors detailed in the Company's Quarterly Report on Form 10-Q filed on November 9, 2012, which are incorporated herein by reference. The Company specifically disclaims any obligation to update these forward-looking statements.

The Medicines Company
Condensed Consolidated Statements of Operations

(in thousands, except per share data)	Three months ended December 31,
	2012	2011

Net revenue	$159,490	$132,231
Operating expenses:
Cost of revenue	52,228	44,007
Research and development	26,147	33,302
Selling, general and administrative	44,704	34,916
Total operating expenses	123,079	112,225

Income from operations	36,411	20,006
Co-promotion income	3,750	—
Interest expense	(3,616)	—
Other income	177	340
Income before income taxes	36,722	20,346
Provision for income taxes	(16,141)	(764)

Net income	20,581	19,582
Net loss attributable to non-controlling interest	82	—
Net income attributable to The Medicines Company	$20,663	$19,582

Basic earnings per common share attributable to The Medicines Company	$0.39	$0.36
Shares used in computing basic earnings per common share	53,221	53,739

Diluted earnings per common share attributable to The Medicines Company	$0.38	$0.36
Shares used in computing diluted earnings per common share	55,022	54,899

The Medicines Company
Condensed Consolidated Statements of Operations

(in thousands, except per share data)	Year Ended December 31,
	2012	2011

Net revenue	$558,588	$484,732
Operating expenses:
Cost of revenue	177,339	156,866
Research and development	126,423	110,180
Selling, general and administrative	171,753	159,617
Total operating expenses	475,515	426,663

Income from operations	83,073	58,069
Legal settlement	—	17,984
Co-promotion income	10,000	—
Interest expense	(8,005)	—
Other income	1,140	1,790
Income before income taxes	86,208	77,843
(Provision) benefit for income taxes	(35,038)	50,034

Net income	51,170	127,877
Net loss attributable to non-controlling interest	84	—
Net income attributable to The Medicines Company	$51,254	$127,877

Basic earnings per common share attributable to The Medicines Company	$0.96	$2.39
Shares used in computing basic earnings per common share	53,545	53,496

Diluted earnings per common share attributable to The Medicines Company	$0.93	$2.35
Shares used in computing diluted earnings per common share	55,346	54,407

The Medicines Company
Condensed Consolidated Balance Sheets

(in thousands)	December 31,	December 31,
	2012	2011

ASSETS
Cash, cash equivalents and available for sales securities	$570,321	$340,512
Accrued interest receivable	348	374
Accounts receivable, net	85,893	74,559
Inventory	76,355	45,145
Deferred tax assets	13,881	9,395
Prepaid expenses and other current assets	9,577	11,738
Total current assets	756,375	481,723

Fixed assets, net	16,100	17,979
Intangible assets, net	119,576	87,329
Restricted cash	1,571	4,714
Deferred tax assets	46,625	78,441
Goodwill	14,671	14,671
Other assets	17,264	7,790
Total assets	$972,182	$692,647

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$135,206	$154,635
Contingent purchase price	18,971	20,431
Convertible senior notes (due 2017)	226,109	—
Other long term liabilities	5,674	5,939
Stockholders' equity	586,222	511,642
Total liabilities and stockholders' equity	$972,182	$692,647

The following table provides reconciliations between GAAP and non-GAAP net income for the fourth quarter (Q4) and years ended December 31, 2012 and 2011. Non-GAAP net income excludes the transaction charges related to stock-based compensation expense, non-cash interest expense and non-cash income taxes:

The Medicines Company
Reconciliation of GAAP to non-GAAP Measures
(unaudited)
	Three months ended December 31,		Year Ended December 31,
EARNINGS PER SHARE	2012	2011	2012	2011

GAAP earnings per share - Diluted	$0.38	$0.36	$0.93	$2.35
Adjustments to net income attributable to The Medicines Company (as detailed below)	0.40	0.17	0.98	(0.78)
Non-GAAP earnings per share - Diluted	$0.78	$0.52	$1.91	$1.57

An itemized reconciliation between net income attributable to The Medicines Company on a GAAP basis and net income attributable to The Medicines Company on a non-GAAP basis is as follows:

	Three months ended December 31,		Year Ended December 31,
(in thousands)	2012	2011	2012	2011

GAAP net income attributable to The Medicines Company	$20,663	$19,582	$51,254	$127,877
Adjustments:
Cost of revenue: Stock-based compensation expense	49	27	176	125
Research and development: Stock-based compensation expense	539	385	2,265	1,870
Selling general and administrative: Stock-based compensation expense	3,258	2,230	12,537	9,022
Non-cash interest expense	2,671	—	5,904	—
Non-cash tax provision	15,747	6,507	33,493	(53,236)
Non-GAAP net income attributable to The Medicines Company	$42,927	$28,731	$105,629	$85,658

The Company believes that presenting the non-GAAP information contained in the financial tables and in this press release assists investors and others in gaining a better understanding of the Company's core operating results and future prospects, expected growth rates or forecasted guidance, particularly as related to stock-based compensation expense and non-cash income taxes. Management uses this non-GAAP information, in addition to the GAAP information, as the basis for measuring the Company's core operating performance and comparing such performance to that of prior periods and to the performance of its competitors. Such measures are also used by management in its financial and operating decision-making. Non-GAAP information is not meant to be considered superior to or a substitute for the Company's results of operations prepared in accordance with GAAP.